Exhibit 99.1

Steinway Q2 Revenue Up 14%

WALTHAM, MA — August 4, 2011— Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings for the quarter and six months ended June 30, 2011.

Second Quarter Results

•                  Sales of $89 million, up 14%

•                  Gross margin increased to 29.8% from 28.3%

•                  Income from operations of $3 million

•                  Adjusted EBITDA of $7 million

•                  Adjusted earnings per share increased to $0.17 from $0.09

YTD Results

•                  Sales of $162 million, up 10%

•                  Gross margin increased to 30.2% from 29.6%

•                  Income from operations of $7 million

•                  Adjusted EBITDA of $13 million

•                  Adjusted earnings per share decreased to $0.23 from $0.26

Adjustments are detailed in the attached financial tables.

The Company incurred a $2.4 million loss on extinguishment of debt when it redeemed $85 million of its bonds in May. Also, as a result of the transition to full public ownership, the Company incurred $2.7 million in non-cash charges for additional stock-based compensation. The bond redemption, Class A stock transaction and impairment charges associated with a closed plant impacted earnings for the quarter by $0.26 per share. Legal and consulting fees associated with these transactions further reduced earnings by $0.03 per share. In addition, operating expenses increased due to the reinstatement of salaries and benefits which were reduced during the economic downturn.

CEO Dana Messina commented, “For the quarter, sales improved, margins improved and Adjusted EBITDA improved. We were pleased to see demand increase in both the piano and band businesses. Our piano business was very strong in the United States and Europe. We saw improvements in our manufacturing operations and were able to offset raw material cost increases with higher plant efficiencies. Overall, we had a solid quarter in our core operations.”

Messina continued, “During the quarter, we also completed several important transactions including repayment of a majority of our outstanding debt and the transition to full public ownership. While these transactions increased our costs in the current quarter, we believe they will provide a meaningful increase in shareholder value going forward.”

“Last month, our Board of Directors formed a Special Committee to review a number of potential strategic alternatives for the Company,” said Messina. “That process is ongoing and we will comment on its progress when appropriate.”

Piano Operations

Second quarter results showed a continued rebound in the Company’s piano business. Over the prior year period, unit shipments of Steinway grand pianos rose 25% in the U.S. and 14% in overseas markets. Shipments of mid-priced pianos were at prior year levels. The shift in mix towards higher margin Steinway grand pianos in the U.S. and improved manufacturing efficiencies led to improved gross margins in the piano segment. The Steinway Hall building in New York City continued to adversely impact earnings, generating a loss of $0.05 per share for the quarter.

Band Operations

Second quarter revenue improved over the prior year period as a result of a 15% increase in unit shipments of brass and woodwind instruments. Gross margins improved as better manufacturing performance offset substantial increases in raw material costs.

Labor Negotiations

Commenting on the work stoppage at one of the Company’s band manufacturing facilities, Messina said, “We currently employ over 800 people in our band division, with nearly 600 working in production roles in the U.S. The plant on strike accounts for approximately 23% of our band division revenue. The primary objective in these current negotiations is to keep our costs competitive and these jobs in America. Management continues to work with the union representatives to resolve outstanding issues and we remain hopeful that we will be able to negotiate a reasonable and fair agreement.”

Outlook

Discussing the remainder of 2011, Messina said, “We expect to see continued increases in the demand for pianos and band instruments for the remainder of the year. We’ve seen a fairly steady improvement in the U.S. and, despite the financial upheaval in Europe, we’ve seen good results there as well. Given our current operating leverage, we should see gross margin improvement and better profitability as we progress through the year. We do have some short-term operational challenges at a striking band plant, but expect to see better results at all of our other manufacturing facilities.”

Segment Information

Piano Segment

Second Quarter Results

•                  Sales of $54 million, up 20%

•                  Steinway grand piano unit increase of 20%

•                  Mid-priced piano units consistent with prior year

•                  Gross margin increased to 34.2% from 32.9%

YTD Results

•                  Sales of $98 million, up 16%

•                  Steinway grand piano unit increase of 19%

•                  Mid-priced piano unit increase of 5%

•                  Gross margin increased to 34.5% from 32.9%

Band Segment

Second Quarter Results

•                  Sales of $35 million, up 5%

•                  Gross margin increased to 22.8% from 22.0%

YTD Results

•                  Sales of $64 million, up 3%

•                  Gross margin decreased to 23.5% from 25.2%

Conference Call

Management will be discussing the Company’s second quarter results as well as its outlook for the remainder of 2011 on a conference call today beginning at 5:00 p.m. ET. A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is a global leader in the design, manufacture, marketing and distribution of high quality musical instruments. These products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos. Through its online music retailer, ArkivMusic, the Company also produces and distributes classical music recordings. For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release. These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to lease office space; and fluctuations in effective tax rates resulting from shifts in sources of income. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Net sales	$88,941	$78,248	$161,872	$146,791
Cost of sales	62,466	56,085	113,000	103,304
Gross profit	26,475	22,163	48,872	43,487
	29.8%	28.3%	30.2%	29.6%

Operating expenses:
Sales and marketing	11,600	10,032	21,781	20,169
General and administrative	11,669	6,903	20,052	14,328
Other	291	87	452	126
Total operating expenses	23,560	17,022	42,285	34,623

Income from operations	2,915	5,141	6,587	8,864

Interest expense, net	1,484	2,495	3,840	4,854
Other (income) expense, net	3,180	554	3,668	(913)

(Loss) income before income taxes	(1,749)	2,092	(921)	4,923

Income tax (benefit) provision	(702)	912	(379)	1,943

Net (loss) income	$(1,047)	$1,180	$(542)	$2,980

(Loss) Earnings per share - basic	$(0.09)	$0.10	$(0.04)	$0.27
(Loss) Earnings per share - diluted	$(0.09)	$0.10	$(0.04)	$0.26
Weighted average common shares - basic	12,145	12,019	12,116	11,227
Weighted average common shares - diluted	12,145	12,099	12,116	11,291

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	6/30/2011	6/30/2010	12/31/2010
Cash	$34,151	$92,063	$119,811
Receivables, net	47,451	46,852	42,385
Inventories, net	150,999	151,868	144,500
Other current assets	25,634	25,970	21,932
Total current assets	258,235	316,753	328,628

Property, plant and equipment, net	87,385	84,933	86,404
Other assets	71,825	63,541	70,062
Total assets	$417,445	$465,227	$485,094

Debt	$1,241	$1,131	$2,462
Other current liabilities	45,148	47,577	51,322
Total current liabilities	46,389	48,708	53,784

Long-term debt	79,335	151,976	152,048
Other liabilities	53,319	45,828	50,638
Stockholders’ equity	238,402	218,715	228,624
Total liabilities and stockholders’ equity	$417,445	$465,227	$485,094

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 6/30/11
	GAAP	Adjustments		Adjusted
Band sales	$34,770	$—		$34,770
Piano sales	54,171	—		54,171
Total sales	88,941	—		88,941

Band gross profit	7,930	73	(1)	8,003
Piano gross profit	18,545	164	(2)	18,709
Total gross profit	26,475	237		26,712

Band GM %	22.8%			23.0%
Piano GM %	34.2%			34.5%
Total GM %	29.8%			30.0%

Operating expenses	23,560	(2,693	)(3)	20,867

Income from operations	2,915	2,930		5,845

Interest expense, net	1,484	—		1,484
Other (income) expense, net	3,180	(2,422	)(4)	758

(Loss) income before income taxes	(1,749)	5,352		3,603

Income tax (benefit) provision	(702)	2,237	(5)	1,535

Net (loss) income	$(1,047)	$3,115		$2,068

(Loss) Earnings per share - basic	$(0.09)			$0.17
(Loss) Earnings per share - diluted	$(0.09)			$0.17
Weighted average common shares - basic	12,145			12,145
Weighted average common shares - diluted	12,145			12,335

	Three Months Ended 6/30/10
	GAAP	Adjustments		Adjusted
Band sales	$33,126	$—		$33,126
Piano sales	45,122	—		45,122
Total sales	78,248	—		78,248

Band gross profit	7,304	—		7,304
Piano gross profit	14,859	—		14,859
Total gross profit	22,163	—		22,163

Band GM%	22.0%			22.0%
Piano GM%	32.9%			32.9%
Total GM%	28.3%			28.3%

Operating expenses	17,022	—		17,022

Income from operations	5,141	—		5,141

Interest expense, net	2,495	—		2,495
Other (income) expense, net	554	104	(4)	658

Income before income taxes	2,092	(104)		1,988

Income tax provision	912	(41	)(5)	871

Net income	$1,180	$(63)		$1,117

Earnings per share - basic	$0.10			$0.09
Earnings per share - diluted	$0.10			$0.09
Weighted average common shares - basic	12,019			12,019
Weighted average common shares - diluted	12,099			12,099

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects accelerated stock-based compensation costs associated with the Class A common stock sale.

(2) Reflects accelerated stock-based compensation costs associated with the Class A common stock sale.

(3) Reflects $219 of asset impairment charges related to a closed plant and $2,474 accelerated stock-based compensation costs associated with the Class A common stock sale.

(4) Reflects a net gain (loss) on early extinguishment of debt.

(5) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Six Months Ended 6/30/11
	GAAP	Adjustments		Adjusted
Band sales	$64,112	$—		$64,112
Piano sales	97,760	—		97,760
Total sales	161,872	—		161,872

Band gross profit	15,098	490	(1)	15,588
Piano gross profit	33,774	164	(2)	33,938
Total gross profit	48,872	654		49,526

Band GM %	23.5%			24.3%
Piano GM %	34.5%			34.7%
Total GM %	30.2%			30.6%

Operating expenses	42,285	(2,693	)(3)	39,592

Income from operations	6,587	3,347		9,934

Interest expense, net	3,840	—		3,840
Other (income) expense, net	3,668	(2,422	)(4)	1,246

(Loss) income before income taxes	(921)	5,769		4,848

Income tax (benefit) provision	(379)	2,411	(5)	2,032

Net (loss) income	$(542)	$3,358		$2,816

(Loss) Earnings per share - basic	$(0.04)			$0.23
(Loss) Earnings per share - diluted	$(0.04)			$0.23
Weighted average common shares - basic	12,116			12,116
Weighted average common shares - diluted	12,116			12,271

	Six Months Ended 6/30/10
	GAAP	Adjustments		Adjusted
Band sales	$62,493	$—		$62,493
Piano sales	84,298	—		84,298
Total sales	146,791	—		146,791

Band gross profit	15,759	—		15,759
Piano gross profit	27,728	—		27,728
Total gross profit	43,487	—		43,487

Band GM%	25.2%			25.2%
Piano GM%	32.9%			32.9%
Total GM%	29.6%			29.6%

Operating expenses	34,623	—		34,623

Income from operations	8,864	—		8,864

Interest expense, net	4,854	—		4,854
Other (income) expense, net	(913)	104	(4)	(809)

Income before income taxes	4,923	(104)		4,819

Income tax provision	1,943	(41	)(5)	1,902

Net income	$2,980	$(63)		$2,917

Earnings per share - basic	$0.27			$0.26
Earnings per share - diluted	$0.26			$0.26
Weighted average common shares - basic	11,227			11,227
Weighted average common shares - diluted	11,291			11,291

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects $73 accelerated stock-based compensation costs associated with the Class A common stock sale and $417 employee severance costs associated with a plant closure.

(2) Reflects accelerated stock-based compensation costs associated with the Class A common stock sale.

(3) Reflects $219 of asset impairment charges related to a closed plant and $2,474 associated with accelerated stock-based compensation costs associated with the Class A common stock sale.

(4) Reflects a net gain (loss) on early extinguishment of debt.

(5) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Cash flows from operating activities	$2,312	$8,404	$(8,017)	$8,111
Changes in operating assets and liabilities	4,649	(5,563)	17,897	(174)
Stock based compensation expense (excluding acceleration)	(284)	(375)	(690)	(741)
Income taxes, net of deferreds	(230)	1,998	208	3,150
Net interest expense	1,484	2,495	3,840	4,854
Provision for (recovery of) doubtful accounts	(177)	2	80	(248)
Other	(495)	(114)	(677)	(229)
Non-recurring, infrequent or unusual cash charges	—	—	417	—
Adjusted EBITDA	$7,259	$6,847	$13,058	$14,723

Reconciliation from Net (Loss) Income to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Net (loss) income	$(1,047)	$1,180	$(542)	$2,980
Income taxes	(702)	912	(379)	1,943
Net interest expense	1,484	2,495	3,840	4,854
Depreciation	1,905	2,059	3,793	4,439
Amortization	267	305	577	611
Non-recurring, infrequent or unusual items	5,352	(104)	5,769	(104)
Adjusted EBITDA	$7,259	$6,847	$13,058	$14,723